                                                             EXHIBIT (a)(1)(vii)

                          Revised Letter of Transmittal

                          LETTER OF TRANSMITTAL

                           Regarding the Interests in

                              NTS - PROPERTIES III

         Tendered Pursuant to the Offer to Purchase Dated June 25, 2001

THE  OFFER  AND  WITHDRAWAL  RIGHTS  WILL  EXPIRE  AT,  AND  THIS  LETTER  OF
TRANSMITTAL  MUST BE RECEIVED BY THE  PARTNERSHIP  BY,  12:00  MIDNIGHT  EASTERN
STANDARD TIME ON TUESDAY, SEPTEMBER 25, 2001 (THE "EXPIRATION DATE"), UNLESS THE
OFFER IS EXTENDED BY OFFERORS.

[Investor Name]                               If applicable:

[Address]                                        [Custodian]

[City, State, Zip]                               [Address]

[Tax I.D. #]                                     [City, State, Zip]

[# of Interests]                                 [Account #]

I am a limited  partner  of  NTS-Properties  III.  I hereby  tender  my  limited partnership  interests or portion thereof,  as described and specified below, to the Offerors,  NTS-Properties  III (the  "Partnership"),  and the  Partnership's
affiliate, ORIG, LLC, (the "Affiliate" and the Partnership are each an "Offeror"
and  collectively the "Offerors") upon the terms and conditions set forth in the
Offer to Purchase,  dated June 25, 2001  (collectively,  the "Offer to Purchase"
and "Letter of Transmittal" constitute the "Offer").

THIS LETTER OF  TRANSMITTAL IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH
IN THE OFFER TO PURCHASE,  INCLUDING,  BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF
THE  OFFERORS TO REJECT ANY AND ALL TENDERS  DETERMINED  BY THEM,  IN THEIR SOLE
DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

I hereby  represent and warrant that I have full authority to sell my interests, or portion  thereof,  to the  Offerors,  and that the Offerors will acquire good title,  free and clear of any adverse  claim.  Upon request,  I will execute and deliver any additional  documents necessary to complete the sale of my interests in  accordance  with  the  terms  of the  Offer.  In the  event  of my  death or incapacity, all authority and obligation shall be placed with my heirs, personal representatives and successors.

I hereby appoint  NTS-Properties  Associates  (without  posting of a bond) as my attorney-in-fact  with respect to my interests,  with full power of substitution
(such power of attorney being deemed to be an irrevocable  power coupled with an interest), to: (1) transfer ownership of my interests on the Partnership's books to the  respective  Offeror,  (2) change the  address of record of my  interests prior  to or after  completing  the  transfer,  (3)  execute  and  deliver  lost certificate  indemnities  and all  other  transfer  documents,  (4)  direct  any custodian  or  trustee  holding  record  title  to the  interests  to do what is necessary,  including  executing  and  delivering  a  copy  of  this  Letter  of
Transmittal,  (4)  withdraw any previous  tender of my  interests,  and (5) upon payment by the respective Offeror of the purchase price, to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of my interests hereby tendered.

                                                            (Over)

                    INSTRUCTIONS TO TENDER INTERESTS

     Please complete the following steps to tender your interests:

o    Complete Part 1. by inserting the number of interests you wish to tender.

o    Complete Part 2. by providing your telephone number(s).

o    Complete Part 3. by providing the appropriate signature(s).  (Note: if your account is held by a Trustee or Custodian, sign below and forward this form to the Trustee or Custodian at the address  noted on the first page of this
     Letter of Transmittal to complete the remaining steps). All signatures must be notarized by a Notary Public.

o    Return your original  Certificate(s)  of Ownership  for the interests  with this form.  If you are unable to locate your  Certificate(s)  of Ownership,
     complete  the   Affidavit   and   Indemnification   Agreement  for  Missing
     Certificate(s) of Ownership.

PART 1.  NUMBER OF INTERESTS IN THE PARTNERSHIP TO BE TENDERED:

[ ]     I tender my entire interest in the Partnership of _____ interests for a price of $285.00 per interest.

[ ]     I tender _______ interests, representing only a portion of my interest in the Partnership, for a price of $285.00 per interest.

PART 2.  TELEPHONE NUMBER(S).

My telephone numbers are: (___)________ [Daytime] and (___)________ [Evening]

PART 3.  SIGNATURE(S).

FOR INDIVIDUALS/JOINT OWNERS:

____________________________________    ________________________________________
Print Name of limited partner           Print Name of joint owner

____________________________________    ________________________________________
Signature of limited partner            Signature of joint owner
Sworn to me this ___ day                Sworn to me this ___ day
of _______, 2001.                       of ______, 2001.

____________________________________    ________________________________________
Notary Public                           Notary Public

FOR CUSTODIAL/TRUSTEE/IRA ACCOUNTS:

____________________________________    ________________________________________
Print Name of Signatory                 Signature

                                        Sworn to me this ____ day of
                                        __________, 2001.

____________________________________    ________________________________________
Title of Signatory                      Notary Public

Return  or  Deliver:   (1)  this  Letter  of  Transmittal;   (2)  your  original
Certificate(s)  of Ownership for the  interests,  or if you are unable to locate your Certificate(s) of Ownership,  the Affidavit and  Indemnification  Agreement
for Missing  Certificate(s) of Ownership;  and (3) the Substitute Form W-9 on or
before the Expiration Date to:

                              NTS INVESTOR SERVICES
                                   C/O GEMISYS
                             7103 S. REVERE PARKWAY
                               ENGLEWOOD, CO 80112
                For additional information, call: (800) 387-7454.